EXHIBIT 99.1

RepliGen                                            Repligen Corporation
                                                    41 Seyon Street
                                                    Building #1, Suite 100
                                                    Waltham, Massachusetts 02453
                                                    Telephone: 781-250-0111
                                                    Telefax: 781-250-0115

FOR IMMEDIATE RELEASE

CONTACT:
Walter C. Herlihy, Ph.D.                               David A. Walsey
President and Chief Executive Officer                  The Ruth Group
(781) 250-0111, ext. 2000                              (646) 536-7029

   Repligen Allowed Patent for Treatment of Rheumatoid Arthritis with CTLA4-Ig

WALTHAM, MA - September 16, 2003 - Repligen Corporation (Nasdaq: RGEN) announced today that it has received a Notice of Allowance from the United States Patent and Trademark Office for a patent covering the use of CTLA4-Ig for the treatment of rheumatoid arthritis. The patent, which will remain in force until 2020, also covers a method of treating multiple sclerosis, systemic lupus erythematosis and scleroderma with CTLA4-Ig and the use of CTLA4-Ig in combination with other immunosuppressants. Repligen owns the exclusive rights to this patent through a license agreement with The University of Michigan (the "University") and through a Cooperative Research and Development Agreement with the United States Navy. This allowed patent is independent from the patents on CTLA4-Ig which are the subject of a lawsuit that Repligen and the University are prosecuting against Bristol-Myers Squibb Corporation (NYSE: BMY).

"This action by the patent office acknowledges the significant inventive contributions made by our academic licensors in demonstrating the activity of CTLA4-Ig," stated Walter C. Herlihy, President and Chief Executive Officer of Repligen. "With CTLA4-Ig emerging as an important new approach to autoimmune disorders, we believe our intellectual property in this area is a significant potential asset for our Company and we will take all appropriate actions to enforce our rights."

CTLA4 is a T-cell regulatory protein which is one of the immune system's natural "off switches". Repligen is developing a soluble form of CTLA4 (CTLA-Ig) which has potential immunosuppressive activity for use in organ transplantation and autoimmune diseases. Experiments in animals indicate that CTLA4-Ig has the potential to block unwanted immune responses without compromising the immune system's ability to fight off infections.

About CTLA4-Ig for Rheumatoid Arthritis

Bristol-Myers Squibb is also developing a form of CTLA4-Ig which is currently in Phase 3 clinical trials for treatment of rheumatoid arthritis. Reports from Phase 2 clinical studies on this product candidate presented at the American College of Rheumatology meeting in December 2002 indicate that CTLA4-Ig has activity in rheumatoid arthritis patients with inadequate response to therapy with either etanercept (Enbrel(R)) or methotrexate. The studies evaluated the addition of CTLA4-Ig to Enbrel(R) or to methotrexate in patients with active rheumatoid arthritis despite treatment with either therapy alone. CTLA4-Ig was well tolerated and resulted in significant, dose dependent

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improvements using the American College of Rheumatology core set of outcome measures (ACR) of joint pain, tenderness and disease activity. These results suggest that CTLA4-Ig may have a unique activity profile in rheumatoid arthritis. BMS is also conducting a Phase 2 clinical trial of CTLA4-Ig in multiple sclerosis and has announced plans to initiate a Phase 2 clinical trial in systemic lupus erythematosis later this year.

Biological Therapies for the Treatment of Rheumatoid Arthritis

In the past five years, a class of biological therapies has emerged as an effective new approach in the treatment of rheumatoid arthritis. These drugs, which include Amgen's Enbrel(R), Johnson and Johnson's Remicade(R) and Abbott's Humira(R), block the activity of TNF, an inflammatory mediator which promotes the immune attack on the lining of the joints which can lead to joint deformity, destruction or disability. Combined sales of Enbrel(R), Remicade(R) and Humira(R) are estimated to approach $3 billion in 2003, an increase of 50% over 2002. An estimated 25% of patients who are eligible for anti-TNF therapy remain refractory to treatment. Additionally, although a 50% reduction in symptoms as measured by improvement on the ACR outcome measure is considered clinically meaningful, further benefit is ultimately desired for patients. CTLA4-Ig targets a different step than the TNF inhibitors in the cascade of immune activation which ultimately leads to rheumatoid arthritis and may fill a large unmet medical need in the treatment of the disease. There are more than 2,000,000 Americans that suffer from rheumatoid arthritis.

CTLA4-Ig Inventorship Trial

Repligen is the exclusive licensee of all CTLA4-Ig patent rights owned by the University of Michigan (the "University"). Repligen and the University believe that the University has a rightful claim to ownership of certain patents of Bristol-Myers Squibb ("Bristol") which relate to compositions and uses of CTLA4, arising out of the inventive contributions by one of the University's scientists. Repligen and the University filed a complaint against Bristol in the United States District Court for the Eastern District of Michigan seeking a correction of inventorship. The suit asserts that Dr. Craig Thompson, the scientist from the University, made inventive contributions as part of a collaboration with Bristol scientists and is therefore a rightful inventor on patents issued to Bristol. The district Court ruled this September that there is not sufficient evidence to name Thompson as an inventor on the patents in suit. Repligen's failure to obtain ownership rights to the Bristol patents may restrict Repligen's ability to commercialize CTLA4-Ig. The patents in suit are independent from the allowed patent covering the use of CTLA4-Ig for the treatment of rheumatoid arthritis, multiple sclerosis and systemic lupus erythematosis.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of new drugs for pediatric developmental disorders including autism, immune and metabolic disorders. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A(TM) and SecreFlo(TM), the profits from which will be used to support the development of our proprietary products. rProtein A(TM) is a consumable reagent used by the pharmaceutical industry to produce a class of drugs called monoclonal antibodies and SecreFlo(TM), secretin for injection, is marketed to gastroenterologists for pancreatic assessment and for use during a gastrointestinal procedure called ERCP. Repligen's corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

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This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's strategy, plans and objectives for future operations, clinical trials and results and product development and manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen's filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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